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                                CONTRACT SCHEDULE
                 GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

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
EFFECTIVE DATE:                                 Month DD, YYYY

GMIB PAYMENT ADJUSTMENT FACTOR:                 100%

LAST HIGHEST ANNIVERSARY DATE:                  Owner's (or oldest Joint Owner's or Annuitant's if owner is a non-natural person) 81st birthday

ANNUAL INCREASE
ACCUMULATION RATE:                              5.00%

ANNUAL INCREASE AMOUNT
CAP PERCENTAGE:                                 400%

GMIB RIDER CHARGE:                              1.00%

DOLLAR-FOR-DOLLAR                               4.5% if the first withdrawal is taken prior to the 5th Contract
WITHDRAWAL PERCENTAGE:                          Anniversary, 5% if the first withdrawal is taken on or after the 5th
                                                Contract Anniversary

BASIS OF GMIB ANNUITY TABLE:                    The GMIB Annuity Tables are based on the Annuity 2000 Mortality
                                                Table with 10 years of mortality improvement based upon
                                                Projection Scale AA, a 10-year age setback and interest at 0.50%.
                                                (Company-adjusted to reflect amounts of monthly income payments shown in the GMIB annuity tables.)

ANNUITY OPTIONS:                                (a)  Life Annuity with 5 Years of Annuity Payments Guaranteed.

                                                (b)  Joint and Last Survivor  Annuity with 5 Years of Annuity Payments
                                                     Guaranteed  (Available  if the youngest  Annuitant's  attained age is equal to or greater than age 35 on the Annuity Date).

GMIB INCOME DATE:                               Month DD, YYYY

GMIB RIDER
TERMINATION DATE:                               Contract Anniversary prior to the Owner's (or oldest Joint Owner's or
                                                Annuitant's if owner is a non-natural person) 91st birthday

GUARANTEED PRINCIPAL OPTION FIRST
EXERCISE DATE:                                  MM/DD/YYYY

GMIB FIRST OPTIONAL STEP-UP DATE:               MM/DD/YYYY

GMIB OPTIONAL STEP-UP WAITING PERIOD:           1 year

MAXIMUM OPTIONAL STEP-UP AGE:                   80

OPTIONAL STEP-UP GMIB INCOME DATE:              10th Contract Anniversary following the date the most recent GMIB
                                                Optional Step-Up took effect

MAXIMUM OPTIONAL STEP-UP CHARGE:                1.50%
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ALLOCATION, TRANSFER, AND REBALANCING LIMITS:
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     GMIB SUBACCOUNTS:                          FUNDS PULLED FROM EXTRACT

     GMIB INVESTMENT DIVISIONS:                 FUNDS PULLED FROM EXTRACT

FMLI-EGMIB (6/12)

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     PLATFORM 1 MINIMUM PERCENTAGE:             NO LIMITS APPLY

     PLATFORM 1 INVESTMENT DIVISIONS:           N/A

     PLATFORM 2 MAXIMUM PERCENTAGE:             NO LIMITS APPLY

     PLATFORM 2 INVESTMENT DIVISIONS:           N/A

     PLATFORM 3 MAXIMUM PERCENTAGE:             NO LIMITS APPLY

     PLATFORM 3 INVESTMENT DIVISIONS:           N/A

     PLATFORM 4 MAXIMUM PERCENTAGE:             NO LIMITS APPLY

     PLATFORM 4 INVESTMENT DIVISIONS:           N/A

The GMIB Rider may have limited usefulness in connection with a Qualified Contract, such as an IRA, in circumstances where, due to the 10-year waiting period after purchase and after an Optional Reset, the Owner is unable to exercise the Rider until after the required beginning date of the required minimum distributions under the Contract. In such event, required minimum distributions received from the contract will have the effect of reducing the Income Base either on a proportionate or dollar for dollar basis. Like any withdrawal, this may have the effect of reducing or eliminating the value of annuity payments under the GMIB Rider. However, this annuity does contain a feature that increases amounts that may be withdrawn to meet required minimum distributions determined for this annuity only without reducing the income base on a proportional basis. If you plan on taking amounts from this annuity to satisfy required minimum distributions for other qualified contracts or IRAs there may be a reduction or elimination of the value of annuity payments under this Rider. You should consider whether the benefit is appropriate for your circumstances. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

FMLI-EGMIB (6/12)